Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A-14(B) OR RULE 15D-14(B) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

The certification set forth below is being submitted in connection with this quarterly report on Form 10-Q (the “Report”) of Logitech International S.A. (the "Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Johanna (Hanneke) Faber, Chief Executive Officer of the Company, and Meeta Sunderwala, Interim Chief Financial Officer of the Company, each certify that, to the best of his knowledge:

(1)                   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)                   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 25, 2024

/s/ Johanna (Hanneke) Faber
Johanna (Hanneke) Faber
Chief Executive Officer

/s/ Meeta Sunderwala
Meeta Sunderwala
Interim Chief Financial Officer